SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2017 (November 29, 2017)

FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation)	1-16247 (Commission File Number)	58-2582379 (IRS Employer Identification No.)

1919 Flowers Circle, Thomasville, GA (Address of principal executive offices)	31757 (Zip Code)

Registrant’s telephone number, including area code: (229) 226-9110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 29, 2017 (the “Amendment Effective Date”), Flowers Foods, Inc. (the “Company”) entered into the sixth amendment (the “Amendment”) to its amended and restated credit agreement, dated as of October 24, 2003 (as amended, restated, modified or supplemented prior to the Amendment Effective Date, the “Existing Credit Agreement”), with the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent, the swingline lender and issuing lender (as amended by the Amendment, the “Amended Credit Agreement). The Amendment, among other things, does the following:

●	extends the maturity date of the Existing Credit Agreement to November 29, 2022;

●	amends the applicable margin for revolving loans maintained as (1) base rate loans and swingline loans to a range of 0.00% to 0.575% (from a range of 0.00% to 0.75% in the Existing Credit Agreement) and (2) Eurodollar loans to a range of 0.575% to 1.575% (from a range of 0.70% to 1.75% in the Existing Credit Agreement), in each case, based on the leverage ratio of the Company and its subsidiaries;

●	amends the applicable facility fee to a range of 0.05% to 0.30% (from a range of 0.05% to 0.50% in the Existing Credit Agreement), due quarterly on all commitments under the Amended Credit Agreement, based on the leverage ratio of the Company and its subsidiaries; and

●	amends the maximum leverage ratio covenant to permit the Company, at its option, in connection with certain acquisitions and investments and subject to the terms and conditions provided in the Amended Credit Agreement, to increase the maximum ratio permitted thereunder on one or more occasions to 4.00 to 1.00 for a period of four consecutive fiscal quarters, including and/or immediately following the fiscal quarter in which such acquisitions or investments were completed (the “Covenant Holiday”), provided that each additional Covenant Holiday will not be available to the Company until it has achieved and maintained a leverage ratio of at least 3.75 to 1.00 and has been complied with for at least two fiscal quarters.

The aggregate principal amount of the senior unsecured revolving credit facility under the Amended Credit Agreement is $500 million, which is identical to the aggregate principal amount of the senior unsecured revolving credit facility under the Existing Credit Agreement.

Certain of the lenders party to the Amended Credit Agreement, and their respective affiliates, have performed, and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, or may receive, customary fees and expense reimbursements.

The foregoing summary of the Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Sixth Amendment to Amended and Restated Credit Agreement, dated as of November 29, 2017, among Flowers Foods, Inc., the Lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent, the swingline lender and issuing lender

EXHIBIT INDEX

Exhibit Number	Description

10.1	Sixth Amendment to Amended and Restated Credit Agreement, dated as of November 29, 2017, among Flowers Foods, Inc., the Lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent, the swingline lender and issuing lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.

By:	/s/ R. Steve Kinsey
	Name:	R. Steve Kinsey
	Title:	Chief Financial Officer and Chief Administrative Officer

Date: November 30, 2017